Exhibit 23.2.1


                       CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
First Bancorp:

We consent to incorporation by reference in the Amendment No. 1 to the Registration Statement of First Bancorp on Form S-8 relating to the First Bancorp 1994 Stock Option Plan, of our report dated January 27, 1995, relating to the consolidated balance sheets of First Bancorp and subsidiaries as of December 31, 1994 and 1993, and the related statements of consolidated income, consolidated cash flows and changes in consolidated shareholders' equity for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 Annual Report and is incorporated by reference in the Form 10-KSB of First Bancorp. Our report dated January 27, 1995, refers to the fact that on January 1, 1994, First Bancorp adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."



                                               /s/ KPMG Peat Marwick, LLP
                                               -----------------------
                                               KPMG Peat Marwick, LLP

Charlotte, North Carolina
October 12, 1995